Exhibit 99.1

Kroger Announces Extension of Exchange Offers and Consent Solicitations for Albertsons Companies, Inc. Notes

CINCINNATI, November 13, 2024 — The Kroger Co. (NYSE:KR) (the “Company” or “Kroger”) announced today that it has extended the expiration date of the previously announced offers to exchange (the “Exchange Offers”) any and all outstanding notes (the “ACI Notes”) of Albertsons Companies, Inc. (NYSE:ACI) (“ACI”), New Albertsons, L.P., Safeway Inc., Albertson’s LLC, Albertsons Safeway LLC and American Stores Company, LLC, as applicable, for up to $7,441,608,000 aggregate principal amount of new notes to be issued by the Company (the “Kroger Notes”) and cash. Additionally, Kroger announced today that it has extended the expiration date for the related solicitations of consents (collectively, the “Consent Solicitations”) to adopt certain proposed amendments (the “Proposed Amendments”) to the indentures (collectively, the “ACI Indentures”) governing the ACI Notes, solely with respect to the Unconsented Series (as defined in the Company’s press release issued on September 11, 2024). The Company hereby extends such expiration date from 5:00 p.m. New York City time on November 14, 2024 to 5:00 p.m. New York City time on November 20, 2024 (as the same may be further extended, the “Expiration Date”).

As of August 29, 2024, the requisite number of consents were received to adopt the Proposed Amendments with respect to the Consented Series (as defined in the Company’s press release issued on September 11, 2024), and the relevant parties had executed supplemental indentures to the applicable ACI Indentures implementing the Proposed Amendments. The Proposed Amendments will only become operative upon the settlement of the Exchange Offers, which is expected to occur promptly after the Expiration Date.

Tenders of ACI Notes made pursuant to the Exchange Offers (but not consents delivered pursuant to the Consent Solicitations) may be validly withdrawn at or prior to the Expiration Date.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions described in the confidential offering memorandum and consent solicitation statement dated August 15, 2024 (the “Offering Memorandum”), as amended by subsequent related press releases issued by the Company and as further amended by this press release, and is conditioned upon the closing of the merger of a wholly owned subsidiary of the Company with and into ACI, with ACI surviving the merger as a direct, wholly owned subsidiary of the Company (the “Merger”), which condition may not be waived by Kroger, and certain other conditions that may be waived by Kroger. The closing of the Merger is not conditioned upon the completion of the Exchange Offers or Consent Solicitations.

The settlement of the Exchange Offers and Consent Solicitations is expected to occur promptly after the Expiration Date and is expected to occur on or promptly after the closing date of the Merger. The Merger is expected to close during the fourth quarter of calendar year 2024 and, as a result, the Expiration Date may be further extended by the Company. Kroger currently anticipates providing notice of any such extension in advance of the Expiration Date. If, at the Expiration Date, the conditions to the Exchange Offers and Consent Solicitations (other than the consummation of the Merger) have been satisfied or waived, then settlement will occur on or about the date that the Merger is consummated.

Except as described in this press release and the Company’s related press releases regarding the Exchange Offers, all other terms of the Exchange Offers and Consent Solicitations remain unchanged.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of ACI Notes who complete and return an eligibility certificate confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum, copies of which may be obtained by contacting the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (855) 654-2015 (toll-free) or (212) 430-3774 (banks and brokers), or by email at contact@gbsc-usa.com. The eligibility certificate is available electronically at: https://gbsc-usa.com/eligibility/kroger and is also available by contacting Global Bondholder Services Corporation.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

The Kroger Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the Kroger Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

About Kroger

At The Kroger Co. (NYSE:KR), we are dedicated to our Purpose: to Feed the Human Spirit™. We are, across our family of companies nearly 420,000 associates who serve over eleven million customers daily through a seamless digital shopping experience and retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based on Kroger’s assumptions and beliefs in light of the information currently available to the Company. These statements are subject to a number of known and unknown risks, uncertainties and other important factors, including the risks and other factors discussed in the “Risk Factors” section of the Offering Memorandum, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward looking statements. Such statements are indicated by words or phrases such as “achieve,” “affect,” “anticipate,” “assumptions,” “believe,” “committed,” “continue,” “could,” “deliver,” “effect,” “enable,” “estimate,” “expects,” “future,” “goal,” “growth,” “guidance,” “intended,” “likely,” “maintain,” “may,” “model,” “plan,” “position,” “program,” “result,” “strategy,” “strong,” “trend,” “will” and “would,” and variations of such words and similar phrases. Forward-looking statements are subject to inherent risks and uncertainties. Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include:

●	the extent to which Kroger’s sources of liquidity are sufficient to meet its requirements may be affected by the state of the financial markets and the effect that such condition has on its ability to issue commercial paper at acceptable rates. Kroger’s ability to borrow under its committed lines of credit, including its bank credit facilities, could be impaired if one or more of Kroger’s lenders under those lines is unwilling or unable to honor its contractual obligation to lend to Kroger, or in the event that global pandemics, natural disasters or weather conditions interfere with the ability of Kroger lenders to lend to Kroger. Kroger’s ability to refinance maturing debt may be affected by the state of the financial markets;

●	Kroger’s ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals, which may be affected by: its proposed transaction with ACI including, among other things, Kroger’s ability to consummate the proposed transaction and related divestiture plan, including on the terms of the Merger Agreement and divestiture plan, on the anticipated timeline, with the required regulatory approvals, and/or resolution of pending litigation challenging the Merger; labor negotiations; potential work stoppages; changes in the unemployment rate; pressures in the labor market; changes in government-funded benefit programs; changes in the types and numbers of businesses that compete with us; pricing and promotional activities of existing and new competitors, and the aggressiveness of that competition; Kroger’s response to these actions; the state of the economy, including interest rates, the inflationary, disinflationary and/or deflationary trends and such trends in certain commodities, products and/or operating costs; the geopolitical environment including wars and conflicts; unstable political situations and social unrest; changes in tariffs; the effect that fuel costs have on consumer spending; volatility of fuel margins; manufacturing commodity costs; supply constraints; diesel fuel costs related to Kroger’s logistics operations; trends in consumer spending; the extent to which Kroger’s customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; stock repurchases; changes in the regulatory environment in which Kroger operates; Kroger’s ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger’s ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger’s future growth plans; the ability to execute Kroger’s growth strategy and value creation model, including continued cost savings, growth of Kroger’s alternative profit businesses, and Kroger’s ability to better serve its customers and to generate customer loyalty and sustainable growth through its strategic pillars of Fresh, Our Brands, Data & Personalization, and Seamless; the successful integration of merged companies and new partnerships; Kroger’s ability to maintain an investment grade credit rating; and the risks relating to or arising from its proposed nationwide opioid litigation settlement, including our ability to finalize and effectuate the settlement, the scope and coverage of the ultimate settlement and the expected financial or other impacts that could result from the settlement;

●	Kroger’s ability to achieve these goals may also be affected by its ability to manage the factors identified above. Kroger’s ability to execute its financial strategy may be affected by its ability to generate cash flow;

●	Kroger’s effective tax rate may differ from the expected rate due to changes in tax laws or policies, the status of pending items with various taxing authorities, and the deductibility of certain expenses; and

●	the outcome of the Exchange Offers and Consent Solicitations.

The Company cannot fully foresee the effects of changes in economic conditions on Kroger’s business. Other factors and assumptions not identified above, including those discussed in the “Risk Factors” section of the Offering Memorandum, the “Risk Factors” section in Kroger’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in any subsequent documents that Kroger files with the U.S. Securities and Exchange Commission, could also cause actual results to differ materially from those set forth in the forward-looking information. Accordingly, actual events and results may vary significantly from those included in, contemplated or implied by forward-looking statements made by Kroger or Kroger’s representatives. The Company undertakes no obligation to update the forward-looking information contained in this press release.

Media Contacts

Erin Rolfes

Director, Corporate Communications & Media Relations

erin.rolfes@kroger.com

Investor Contacts

Rob Quast

Senior Director of Investor Relations

investorrelations@kroger.com